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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Chancellor Media Corporation:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-36855) and the Registration Statements on Form S-8 (Nos. 333-04379, 333-35039 and 333-53179) of Chancellor Media Corporation of our report dated February 10, 1999, except for note 16, as to which the date is March 15, 1999 appearing on page F-2 of this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
March 30, 1999